A L B R E C H T ,  V I G G I A N O , Z U R E C K
             & C O M P A N Y , P . C .

                                                   CERTIFIED PUBLIC ACCOUNTANTS
                                                               25 SUFFOLK COURT
                                                           HAUPPAUGE, NY  11788
                                                                 (516) 434-9500




To the Board of Directors
Cyber Digital, Inc.
Hauppauge, New York



We consent to the use of our report dated June 15, 1999 for the year ended March 31, 1999 included herein and to the reference to our firm under the heading "Experts".


Albrecht, Viggiano, Zureck and Company, P. C.

Hauppauge, New York
June 15, 1999